Exhibit 10.7

GUARANTY

GUARANTY, dated as of [•], 2005 (as amended, modified or supplemented from time to time, this “Guaranty”), made by Double Hull Tankers, Inc., a company incorporated in the Marshall Islands (the “Guarantor”), in favor of Tanker Management Ltd, a company formed in England (the “Manager”).

RECITALS

WHEREAS, the Manager and the vessel owning subsidiaries of the Guarantor (the “Owners”) named on Schedule I, are entering into Ship Management Agreements on the date hereof (as amended from time to time, the “Ship Management Agreements”) pursuant to which the Manager will agree to provide certain services with respect to the vessels owned by the Owners named on Schedule I (the “Vessels”);

WHEREAS, the Owners are wholly owned subsidiaries of Guarantor; and

WHEREAS, in order to induce the Manager to enter into the Ship Management Agreements with the Owners, Guarantor desires to execute this Agreement to guarantee the Owners’ payment and performance obligations under the Ship Management Agreements.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.  Guaranty.  The Guarantor, as primary obligor and not merely as surety, hereby irrevocably, unconditionally and absolutely guarantees to the Manager the due and punctual payment of all obligations and liabilities owing by the Owners under the Ship Management Agreements and the due performance and compliance by the Owners with all terms, conditions and agreements contained therein (all such obligations and liabilities being herein collectively called the “Guaranteed Obligations”).  In case of failure of the Owners punctually to pay any of the amounts necessary to satisfy the Guaranteed Obligations, the Guarantor shall cause such amounts to be paid punctually when and as the same shall become due and payable as if such payment were made by the Owners.  The Guarantor also shall pay any and all expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Manager in enforcing its rights under this Guaranty provided that the Manager is successful in enforcing its rights hereunder.

Section 2.  Unconditional Obligations.  The obligation of the Guarantor to guarantee the Guaranteed Obligations set forth in Section 1 above shall be absolute and unconditional irrespective of (i) any lack of enforceability against the Owners of the Guaranteed Obligations, (ii) any change of the time, manner or place of payment, or any other term, of the Guaranteed Obligations, (iii) the failure, omission, delay or lack on the part of the Manager to assert any claim or demand or to enforce any right or remedy against the Guarantor or the Owners, (iv) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, (v) any invalidity, illegality or unenforceability in whole or in part of the Ship Management Agreements and (vi) any law, regulation or order of any jurisdiction affecting any term of the Guaranteed Obligations or the Manager’s rights with respect thereto.  The Guarantor hereby waives promptness, diligence, protest, demand of payment and notices with respect to the Guaranteed Obligations and any requirement that the Manager exhaust any right or take any action against the Owners.  Notwithstanding anything in this Guaranty to the contrary, the Guarantor shall be entitled to the benefit of any right to or claim of any defense, setoff, counterclaim, recoupment or termination to which the Owners are entitled other than those referred to in clause (v) of this Section 2.

Section 3.  Nature of Guaranteed Obligations.  (a)  The Guarantor hereby agrees that this Guaranty is a guaranty of payment and performance and not of collection only.

(b)  Any and all payments by the Guarantor under the Guaranteed Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any and all taxes, monetary transfer fees or other amounts except to the extent such deduction or withholding of any tax is required by applicable law.  If the Guarantor shall be required by applicable law to deduct or withhold any tax or other amount from or in respect of any sum payable hereunder to or for the benefit of the Manager, to the extent the amount to be received from the Guarantor after such withholding is less than the amount that would have been received from the Owners, the Guarantor shall pay to the Manager such additional amount as shall be necessary to enable the Manager to receive, after such withholding (including any withholding with respect to such additional amount), the amount it would have received if such withholding had not been required.

Section 4.  Insolvency.  This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Manager upon the bankruptcy, insolvency, reorganization, arrangements, adjustment, composition, dissolution, liquidation, or the like, of the Owners or the Guarantor, or as a result of the appointment of a custodian, receiver, trustee, or other officer with similar powers with respect to the Owners or the Guarantor or any substantial part of either person’s respective property, or otherwise, all as though such payment had not been made notwithstanding any termination of this Guaranty or the Ship Management Agreements.

Section 5.  Representations and Warranties of the Guarantor.  The Guarantor hereby represents and warrants to the Manager that this Guaranty has been duly executed and delivered by the Guarantor and constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

Section 6.  Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies.  This Guaranty may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 7.  Governing Law.  This Guaranty shall be construed, performed and enforced in accordance with the same laws and in the same manner as is set forth in the Ship Management Agreements.

Section 8.  Notices.  All notices, requests, demands and other communications under this Guaranty must be delivered in the same manner as set forth in the Ship Management Agreements.

Section 9.  Counterparts.  This Guaranty may be executed by the parties hereto in counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.  Assignment; Binding Effect.  This Guaranty shall be binding upon the Guarantor and its successors, permitted assigns and legal representatives and shall inure to the benefit of the Manager and its successors, permitted assigns and legal representatives.  This Guaranty and any rights of either party hereunder, may not be assigned, directly or indirectly, without the prior written consent of the other party (which consent may be withheld at the sole discretion of such other party), provided that Manager may assign its rights hereunder as security to its lenders.  Any assignment in violation of this Section 11 shall be void and shall have no force and effect, it being understood for the avoidance of doubt that in the event that a party shall merge or consolidate with or into another entity or enter into a business combination or other similar transaction with another entity, such transaction shall constitute an assignment.

Section 11.  No Third-Party Beneficiaries.  Nothing in this Guaranty will confer any rights or benefits upon any person or entity other than the Manager and a successor or permitted assignee of the Manager.

Section 12.  Negotiated Agreement.  This Guaranty has been negotiated by the parties and the fact that the initial and final draft will have been prepared by either party or an intermediary will not give rise to any presumption for or against any party to this Guaranty or be used in any respect or forum in the construction or interpretation of this Guaranty or any of its provisions.

Section 13.  Severability.  If any provision of this Guaranty is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Guaranty, including any other provision, paragraph or subparagraph and (ii) the parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed on its behalf by its officer thereunto duly authorized on the date first above written.

DOUBLE HULL TANKERS, INC.

By:	/s/ [•]
	Name:	[•]
	Title:	[•]

Accepted and Agreed to this

[    ] day of [•], 2005

[TANKER MANAGEMENT]

By:	/s/ [•]
	Name:	[•]
	Title:	[•]

SCHEDULE I

	Owners:	Vessel
1.	Ann Tanker Corporation	Overseas Ann
2.	Chris Tanker Corporation	Overseas Chris
3.	Regal Unity Tanker Corporation	Regal Unity
4.	Cathy Tanker Corporation	Overseas Cathy
5.	Sophie Tanker Corporation	Overseas Sophie
6.	Rebecca Tanker Corporation	Rebecca
7.	Ania Aframax Corporation	Ania